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                                                                 (713) 650-2729

                                  May 8, 1996

The Board of Directors
Landry's Seafood Restaurants, Inc.
1400 Post Oak Blvd., Suite 1010
Houston, Texas 77056

Gentlemen:

  You have requested our opinion as to the legality of the issuance of shares (the "Shares") of the Common Stock, $0.01 par value, of Landry's Seafood Restaurants, Inc. (the "Company"), which are the subject of a registration statement on Form S-4 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. You have requested our opinion as to whether the Shares, to be issued, when issued, will be fully-paid and non-assessable.

  We have examined the Certificate of Incorporation of the Company, the Bylaws and such other corporate records, documents, and proceedings (including the proposed Agreement and Plan of Merger dated April 18, 1996 among the Company, et al.) and the resolutions adopted by the Board of Directors of the Company in connection with the issuance, sale, and delivery of the Shares as we have deemed necessary for the purposes of this opinion.

  On the basis of the foregoing, it is our opinion that the Shares to be issued and sold by the Company pursuant to the Registration Statement have been duly and validly authorized by all necessary corporate action of the Company and, subject to consummation of the Agreement and Plan of Merger, and exercise of the options and conversion of the warrants and Preferred Stock in accordance with their terms, each of such Shares will be duly and validly issued, fully-paid, and non-assessable shares of Common Stock of the Company.

  We know that we are named in the Registration Statement, and we hereby consent to the use of our name in the Registration Statement and to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                          Very truly yours,

                                          WINSTEAD SECHREST & MINICK P. C.

                                                  /s/ Arthur S. Berner
                                          BY:__________________________________
                                             Arthur S. Berner
                                             For the Firm

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